NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Announces Sale of Argentinian Business

WESCO International, Inc. (412) 454-4220, Fax: (412) 222-7566
http://www.wesco.com

PITTSBURGH, (October 3, 2013) /PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturers (OEM) products, construction materials, and advanced supply chain management and logistic services, announces that it completed the sale of its EECOL Electric Argentina operations to the current management team of that business on September 30, 2013. The business, acquired as part of WESCO’s acquisition of EECOL Electric Corporation in December 2012, has approximately 35 employees and annual sales of approximately $7 million. WESCO expects to record a pre-tax charge of approximately $2.5 million in the third quarter related to the sale.

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WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating ("MRO") and original equipment manufacturers ("OEM") product, construction materials, and advanced supply chain management and logistic services. 2012 annual sales were approximately $6.6 billion. The Company employs approximately 9,000 people, maintains relationships with over 18,000 suppliers, and serves over 65,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates nine fully automated distribution centers and approximately 475 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.
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The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company's other reports filed with the Securities and Exchange Commission.
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Contact: Daniel A. Brailer, Vice President, Investor Relations & Corporate Affairs
WESCO International, Inc. (412) 454-4220, Fax: (412) 222-7566
http://www.wesco.com